UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2009

TRX, INC.

(Exact Name Of Registrant As Specified In Charter)

Georgia	000-51478	58-2502748
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2970 Clairmont Road, Suite 300

Atlanta, Georgia 30329

(Address of principal executive offices, including zip code)

(404) 929-6100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 2.06	Material Impairments.

TRX Inc. has concluded that it expects to record a non-cash goodwill, intangible asset and other long lived asset impairment charge for the first quarter ended March 31, 2009. While the impairment testing process is not yet completed, TRX expects that the charge will result in the write-off of all, or the substantial majority, of the goodwill on its balance sheet, the balance of which was $37.3 million as of December 31, 2008. In addition, TRX expects that the intangible asset and other long lived asset portion of the impairment charge will be between $4.0 and $8.0 million. Although the impairment charge will reduce the Company’s 2009 operating results, the impairment is a non-cash charge and will not affect the Company’s cash position, cash flow, liquidity or its bank covenants.

The Company initiated the impairment testing of goodwill and intangible assets in accordance with Statement of Accounting Financial Standards No. 142, Goodwill and Other Intangible Assets, and FAS No. 144, Impairment of Long Lived Assets, as a result of the continued unfavorable market conditions, the challenging economic outlook, and the further decline in our market capitalization from January 1, 2009 to March 31, 2009.

Additional details of the impairment charge and its impact on the Company’s financial statements will be included in TRX’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, which is expected to be filed with the U.S. Securities and Exchange Commission on or before May 20, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRX, INC.
(Registrant)

Date: May 18, 2009	/s/ David D. Cathcart
David D. Cathcart Chief Financial Officer